As filed with the Securities and Exchange Commission on December 9, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Laboratory Corporation of America Holdings

(Exact name of registrant as specified in its charter)

Delaware	13-3757370
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

358 South Main Street

Burlington, North Carolina 27215

(336) 229-1127

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F. Samuel Eberts III

Senior Vice President and Chief Legal Officer

Laboratory Corporation of America Holdings

358 South Main Street

Burlington, North Carolina 27215

(336) 229-1127

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Silver

William I. Intner

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

(410) 659-2700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/Amount of registration fee
Senior debt securities
Subordinated debt securities
Preferred stock, par value $0.10 per share	(1)
Common stock, par value $0.10 per share, and associated preferred stock purchase rights
Warrants

(1)	The registrant is registering hereby an unspecified amount of securities of each identified class of securities and is relying on Rules 456(b) and 457(r). There are also being registered hereby an unspecified amount of securities that may be issuable upon conversion or exchange of senior debt securities, subordinated debt securities, preferred stock or warrants or pursuant to anti-dilution provisions thereof. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Laboratory Corporation of America Holdings

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Common Stock

Warrants

We may, from time to time, offer, issue and sell senior or subordinated debt securities, preferred stock, common stock, or warrants to purchase our debt securities, preferred stock or common stock. The debt securities, preferred stock and warrants we may offer may be convertible into or exercisable or exchangeable for debt, common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities. We refer to our senior or subordinated debt securities, preferred stock, common stock, and warrants collectively as the “securities.” We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

This prospectus describes some of the general terms that may apply to the securities we or any selling securityholders may offer and sell and the general manner in which they may be offered. Each time we or any selling securityholders offer securities pursuant to this prospectus, we or any selling securityholders will provide one or more supplements to this prospectus or free writing prospectuses that contain specific information about the offering and the terms of any securities being sold. Before investing, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. Prospectus supplements or free writing prospectuses may also add, update or change information contained in this prospectus.

We or any selling securityholder may offer and sell these securities to or through agents, underwriters, dealers or directly to purchasers, on a continuous or delayed basis. The names of any agents, underwriters or dealers and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “LH.”

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. Investing in our securities involves risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2011

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Using this process, we or selling securityholders may offer and sell securities in one or more offerings.

We have not authorized anyone to give any information or to make any representations concerning the securities we may offer except those that are in this prospectus, any prospectus supplement that is delivered with this prospectus, any free writing prospectus that may be incorporated by reference into this prospectus or any prospectus supplement or any documents incorporated by reference into this prospectus or any prospectus supplement. If anyone gives any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities that are referred to in the prospectus supplement or applicable free writing prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus.

Neither this prospectus, nor any accompanying prospectus supplement nor any free writing prospectus that we have authorized contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the headings “Where To Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we or selling securityholders sell any of the securities, we or such selling securityholder will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being offered at that time. The prospectus supplement or free writing prospectus also may add, update or change information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where To Find Additional Information” and “Incorporation of Certain Information by Reference.”

As used in this prospectus, unless otherwise indicated, “LabCorp,” “the Company,” “we,” “our” and “us” are used interchangeably to refer to Laboratory Corporation of America Holdings or to Laboratory Corporation of America Holdings and its consolidated subsidiaries, as appropriate to the context.

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of securities, before making an investment decision, including those risks identified under “Part I—Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC, including, without limitation, the new risk factor identified in our Quarterly Report on Form 10-Q for the period ended September 30, 2011. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our securities to decline.

THE COMPANY

Laboratory Corporation of America Holdings and its subsidiaries, headquartered in Burlington, North Carolina, is the second largest independent clinical laboratory company in the United States based on 2010 net revenues. Since our founding in 1971, we have grown into a national network of 51 primary laboratories and over 1,700 patient service centers (“PSCs”) along with a network of branches and STAT laboratories (which are laboratories that have the ability to perform certain routine tests quickly and report the results to the physician immediately). Through our national network of laboratories, we offer a broad range of clinical laboratory tests that are used by the medical profession in routine testing, patient diagnosis, and in the monitoring and treatment of disease. In addition, we have developed specialty testing operations, such as oncology testing, HIV genotyping and phenotyping, diagnostic genetics and clinical trials.

With over 31,000 employees worldwide, we process tests on more than 440,000 patient specimens daily and provide clinical laboratory testing services to clients in all 50 states, the District of Columbia, Puerto Rico, Belgium and three provinces in Canada. Our clients include physicians, hospitals, managed care organizations, governmental agencies, employers, pharmaceutical companies and other independent clinical laboratories that do not have the breadth of our testing capabilities. Several hundred of our tests are frequently used in general patient care by physicians to establish or support a diagnosis, to monitor treatment or to search for an otherwise undiagnosed condition. The most frequently-requested of these routine tests include blood chemistry analyses, urinalyses, blood cell counts, thyroid tests, Pap tests, HIV tests, microbiology cultures and procedures, and alcohol and other substance-abuse tests. We perform this core group of routine tests in our major laboratories using sophisticated and computerized instruments, with most results reported within 24 hours. In addition, we provide specialty testing services in the areas of allergy, clinical trials, diagnostic genetics, identity, forensics, infectious disease, oncology and occupational testing.

Our principal executive offices are located at 358 South Main Street, Burlington, North Carolina 27215, and our telephone number at that address is (336) 229-1127.

FORWARD-LOOKING STATEMENTS

This prospectus, together with other statements and information incorporated by reference, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The accompanying prospectus supplement and any applicable free writing prospectus may also contain these type of forward-looking statements. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

1.	changes in federal, state, local and third party payer regulations or policies or other future reforms in the health care system (or in the interpretation of current regulations), new insurance or payment systems, including state or regional insurance cooperatives, new public insurance programs or a single-payer system, affecting governmental and third-party coverage or reimbursement for clinical laboratory testing;

2.	adverse results from investigations or audits of clinical laboratories by the government, which may include significant monetary damages, refunds and/or exclusion from the Medicare and Medicaid programs;

3.	loss or suspension of a license or imposition of a fine or penalties under, or future changes in, or interpretations of, the law or regulations of the Clinical Laboratory Improvement Act of 1967, and the Clinical Laboratory Improvement Amendments of 1988, or those of Medicare, Medicaid, the False Claims Act or other federal, state or local agencies;

4.	failure to comply with the Federal Occupational Safety and Health Administration requirements and the Needlestick Safety and Prevention Act, which may result in penalties and loss of licensure;

5.	failure to comply with HIPAA, including changes to federal and state privacy and security obligations and changes to HIPAA, including those changes included within HITECH and any subsequent amendments, which could result in increased costs, denial of claims and/or significant penalties;

6.	failure to maintain the security of business information systems could damage the Company’s reputation, cause it to incur substantial additional costs and become subject to litigation;

7.	failure of the Company, third party payers or physicians to comply with Version 5010 Transactions by January 1, 2012 or the ICD-10-CM Code Set issued by the Department of Health and Human Services and effective for claims submitted as of October 1, 2013;

8.	increased competition, including competition from companies that do not comply with existing laws or regulations or otherwise disregard compliance standards in the industry;

9.	increased price competition, competitive bidding for laboratory tests and/or changes or reductions to fee schedules;

10.	changes in payer mix, including an increase in capitated reimbursement mechanisms or the impact of a shift to consumer-driven health plans;

11.	failure to obtain and retain new customers and alliance partners, or a reduction in tests ordered or specimens submitted by existing customers;

12.	failure to retain or attract managed care business as a result of changes in business models, including new risk based or network approaches, or other changes in strategy or business models by managed care companies;

13.	failure to effectively integrate and/or manage newly acquired businesses, including Genzyme Genetics, and the cost related to such integrations;

14.	the effects of the acquisition of Genzyme Genetics on the Company’s cash position and levels of indebtedness;

15.	adverse results in litigation matters;

16.	inability to attract and retain experienced and qualified personnel;

17.	failure to maintain the Company’s days sales outstanding and/or bad debt expense levels;

18.	decrease in the Company’s credit ratings by Standard & Poor’s and/or Moody’s;

19.	discontinuation or recalls of existing testing products;

20.	failure to develop or acquire licenses for new or improved technologies, or customers using new technologies to perform their own tests;

21.	inability to commercialize newly licensed tests or technologies or to obtain appropriate coverage or reimbursement for such tests, which could result in impairment in the value of certain capitalized licensing costs;

22.	changes in government regulations or policies, including regulations and policies of the Food and Drug Administration, affecting the approval, availability of, and the selling and marketing of diagnostic tests;

23.	inability to obtain and maintain adequate patent and other proprietary rights for protection of the Company’s products and services and successfully enforce the Company’s proprietary rights;

24.	the scope, validity and enforceability of patents and other proprietary rights held by third parties which might have an impact on the Company’s ability to develop, perform, or market the Company’s tests or operate its business;

25.	failure in the Company’s information technology systems resulting in an increase in testing turnaround time or billing processes or the failure to meet future regulatory or customer information technology, data security and connectivity requirements;

26.	failure of the Company’s financial information systems resulting in failure to meet required financial reporting deadlines;

27.	failure of the Company’s disaster recovery plans to provide adequate protection against the interruption of business and/or to permit the recovery of business operations;

28.	business interruption or other impact on the business due to adverse weather (including hurricanes), fires and/or other natural disasters, labor unrest, terrorism or other criminal acts, and/or widespread outbreak of influenza or other pandemic illness;

29.	liabilities that result from the inability to comply with corporate governance requirements;

30.	significant deterioration in the economy or financial markets which could negatively impact the Company’s testing volumes, cash collections and the availability of credit for general liquidity or other financing needs;

31.	changes in reimbursement by foreign governments and foreign currency fluctuations; and

32.	expenses and risks associated with international operations, including compliance with laws and regulations that differ from the United States, and economic, political, legal, operational and other risks associated with foreign markets.

Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

Statements contained in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or a prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These filings are available at the Internet website maintained by the SEC at http://www.sec.gov. You can also inspect copies of our public filings at the offices of the New York Stock Exchange (the “NYSE”). For further information about obtaining copies of our public filings from the NYSE, please call (212) 656-5060.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and certain information we file later with the SEC automatically will update and, to the extent inconsistent, supersede the information filed earlier. We incorporate by reference the documents listed below (the file number for which is 1-11353) and any amendments to these documents:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2010;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

(3)	Our Current Reports on Form 8-K filed with the SEC on May 16, 2011 and July 14, 2011; and

(4)	The description of the Company’s common stock in our registration statement on Form 8-B filed with the SEC on July 1, 1994 as amended by Amendment No. 1 thereto dated April 27, 1995, and the description of the related stock purchase rights in our Registration Statement on Form 8-A filed with the SEC on December 21, 2001, including amendments thereto, and any report filed for the purpose of updating such descriptions.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities covered by this prospectus is completed or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of any of these filings through Laboratory Corporation of America Holdings as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

Laboratory Corporation of America Holdings

358 South Main Street

Burlington, North Carolina 27215

(336) 229-1127

Attn: Office of the Corporate Secretary

Internet Website: www.labcorp.com

The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us to provide additional funds for general corporate purposes. These purposes may include the repayment of indebtedness, future acquisitions, capital expenditures, working capital and any other corporate purpose. If net proceeds from a specific offering are intended to be used for the repayment of indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid. We will not receive proceeds from sales of securities by persons other than us except as may otherwise be stated in an applicable prospectus supplement.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Fiscal Years Ended December 31,					Nine Months Ended September 30,
	2006	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges (unaudited)	8.89	8.32	7.03	8.14	7.66	6.30

These computations include us and our consolidated subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes, plus fixed charges. Fixed charges include interest expense on debt and the portion of rental expense that is deemed representative of the interest factor. We did not have any preferred stock outstanding during the periods presented in the table above.

This information should be read in conjunction with our consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

DEBT SECURITIES

This prospectus may be used for an offering of any combination of our senior debt securities or subordinated debt securities. Senior debt securities and subordinated debt securities will be issued under separate indentures between us, as issuer, and the trustee identified in the prospectus supplement. Further information regarding the trustee may be provided in the prospectus supplement. The form of each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part and are available as described above under the heading “Where To Find Additional Information.” Particular debt securities will be issued in one or more series that will be established by board resolution, officers’ certificate or supplemental indenture, which will be filed by us with the SEC in connection with a particular offering. Where we refer to either indenture below, we mean the indenture as well as any applicable board resolution, officers’ certificate or supplemental indenture. The indentures are and will be subject to and governed by the Trust Indenture Act of 1939.

The prospectus supplement will describe the particular terms of any debt securities that may be offered and may supplement the terms summarized below. The following summaries of the debt securities and the indentures are not complete. We urge you to read the indentures filed as exhibits to the registration statement that includes this prospectus and the description of the additional terms of the debt securities included in the applicable prospectus supplement.

General

We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

Because we are a holding company whose operations are conducted through operating subsidiaries, the debt securities will be structurally subordinated to any and all existing and future indebtedness, whether or not secured, and other liabilities and claims of holders of preferred stock of any of our subsidiaries. The indenture under which the senior debt securities will be issued restricts in certain circumstances, but does not otherwise prohibit, our subsidiaries from issuing additional indebtedness or preferred stock that would be structurally senior in right of payment to the senior debt securities. The indenture under which the subordinated debt securities will be issued does not restrict our subsidiaries from issuing additional indebtedness or preferred stock that would be structurally senior in right of payment to the subordinated debt securities.

The indentures do not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus. Other than the restrictions on liens, sale and leaseback transactions and indebtedness and preferred stock issued by our subsidiaries applicable to senior debt securities described below, the indentures do not contain financial or similar restrictive covenants. The indentures do not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities being offered and the price or prices at which debt securities will be offered. The description will include:

•	the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities being offered;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date, if any, from which interest will accrue, and the dates, if any, on which we must pay interest;

•	the right, if any, to extend the interest payment periods and the duration of the extension;

•	the terms and conditions on which we may redeem any debt security, if at all, at our option;

•	our obligation, if any, to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the form of debt securities of the series, including the form of the trustee’s certificate of authentication for the series;

•	the denominations in which we may issue the debt securities, if other than integral multiples of $1,000;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•

the amount that will be deemed to be the principal amount of the debt securities for any purpose, including the principal amount that will be due and payable upon maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities shall not be defeasible and if other than by a board resolution, the manner in which we will elect to defease the debt securities;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, debt securities, shares of our preferred stock or common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary for the global securities and the terms of the global securities;

•	any additional or different subordination provisions that will apply to any series of subordinated debt securities;

•

any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures applicable to the debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and that provides that the holder cannot receive the full face value if the maturity of the security is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock, common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock or common stock, or the amount of other securities or property to be received upon conversion or exchange would be calculated.

Optional Redemption

The prospectus supplement will set forth whether we will have the right to redeem a series of debt securities before maturity. Unless the prospectus supplement provides otherwise, we will mail a notice of redemption to holders at least 30, but not more than 60 days, prior to the date of redemption. If we have the right to redeem less than all of a series of debt securities, the trustee shall select pro rata, by lot or in such other manner as it deems appropriate, the debt securities to be redeemed. If any debt securities of a series are to be redeemed only in part, the notice of redemption will state the portion of the principal amount of the debt security to be redeemed. Upon cancellation of a debt security surrendered for redemption in part, we will issue a new debt security in principal amount in multiples of $1,000 equal to the unredeemed portion of the surrendered note in the name of the holder thereof. Debt securities called for redemption will become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on debt securities or portions of the debt securities called for redemption.

Make Whole Redemption

The prospectus supplement will set forth whether we will have the right to redeem a series of debt securities in whole or in part at a price based on a Make-Whole Amount. Unless the prospectus supplement provides otherwise, the following terms shall apply to our right to redeem a series of debt securities based on a Make-Whole Amount. We may redeem all or part of the debt securities of the affected series at any time at our option at a redemption price equal to the greater of:

(1)	100% of the principal amount of the debt securities being redeemed plus accrued and unpaid interest to the redemption date or

(2)	the Make-Whole Amount for the debt securities being redeemed.

For purposes of a redemption at a price based on a Make-Whole Amount:

“Make-Whole Amount” means the sum, as determined by the Quotation Agent, of the present values of the scheduled payments of principal and interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the debt securities being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the debt securities being redeemed to the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the securities of the series being redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) assuming a price for the Comparable Treasury Issue equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, plus the spread (the “Make-Whole Spread”) specified in a prospectus supplement relating to the affected series of debt securities.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the debt securities of a series.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the trustee, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means a Reference Treasury Dealer selected by us.

“Reference Treasury Dealer” means any of three nationally recognized investment banking firms selected by us that are primary U.S. government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. Senior indebtedness includes the principal, premium (if any) and unpaid interest on all present and future:

(1)	indebtedness for borrowed money;

(2)	obligations evidenced by bonds, debentures, notes or similar instruments;

(3)	obligations under (i) interest rate swaps, caps, collars, options and similar arrangements, (ii) any foreign exchange contract, currency swap contract, futures contract, currency option contract or other foreign currency hedge and (iii) credit swaps, caps, floors, collars and similar arrangements;

(4)	indebtedness incurred, assumed or guaranteed in connection with the acquisition by us or any of our subsidiaries of any business, properties or assets (except purchase-money indebtedness classified as accounts payable under GAAP);

(5)	all obligations and liabilities (contingent or otherwise) in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet and all obligations and liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease or real property that provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

(6)	reimbursement obligations in respect of letters of credit relating to indebtedness or other obligations that qualify as indebtedness or obligations of the kind referred to in clauses (1) through (5); and

(7)	obligations under direct and indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (1) through (6), in each case unless the instrument creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding provides that (x) such indebtedness or obligation is not senior in right of payment to the subordinated debt securities or (y) such indebtedness or obligation is subordinated to any other obligation, unless such indebtedness or obligation expressly provides that such indebtedness or obligations be senior in right of payment to the subordinated debt securities.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities will not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

Unless the prospectus supplement indicates otherwise, we will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the transfer agent for the debt securities. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

Global Securities

The debt securities of a series may be represented by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series, meaning that beneficial owners of the debt securities will not receive certificates representing their ownership interests in the debt securities, except in the event the book-entry system for the debt securities of that series is discontinued. Each global security will be registered in the name of a depository identified in the prospectus supplement. We will deposit the global security with the depository or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. The specific terms of the depository arrangement with respect to a series of debt securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depository, who are called

“participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the debt securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture. Except as provided below or in the prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture.

Payments of amounts payable with respect to individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of debt securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest or other amount in respect of a permanent global security representing any of such debt securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any debt securities of such series represented by one or more global securities and, in such event, will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the trustee will act as our paying agent.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Limitation on Mergers and Consolidations

So long as any debt securities of a series remain outstanding, we may not consolidate or merge with or into any Person, or sell, lease, convey or otherwise dispose of all or substantially all of our assets, or assign any of our obligations under an indenture or the debt securities, to any Person, unless:

(1)	the Person formed by or surviving such consolidation or merger (if other than us), or to which such sale, lease, conveyance or other disposition or arrangement shall be made (collectively, the “Successor”), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the trustee all of our obligations under the indenture and under the debt securities;

(2)	immediately after giving effect to such transaction, no event that is, or after notice or passage of time would be an event of default under the indenture shall have occurred and be continuing; and

(3)	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the applicable indenture.

The Successor shall be the successor to us and shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture, and we (except in the case of a lease) shall be released from the obligation to pay the principal of and interest on the debt securities.

Events of Default

Each of the following will constitute an Event of Default under each indenture with respect to each series of debt securities:

(1)	failure to pay interest on the debt securities when due, which failure continues for 30 days;

(2)	failure to pay principal of the debt securities when due;

(3)	failure to comply with “—Limitation on Mergers and Consolidations”;

(4)	failure to observe or perform any other covenant of ours set forth in the indenture for the series of debt securities, which failure continues for 90 days after notice as provided in the indenture;

(5)	certain events of bankruptcy, insolvency or reorganization with respect to us (the “bankruptcy provision”);

(6)	any default or event of default under any Indebtedness of ours or any of our Subsidiaries (other than any Indebtedness of ours or any Subsidiary to the seller of a business or asset incurred in connection with the purchase thereof), which default or event of default results in at least $50 million of aggregate principal amount of such Indebtedness being declared due and payable prior to maturity; and

(7)	failure by us or any of our Subsidiaries to pay at maturity or otherwise when due (after giving effect to any applicable grace period) at least $50 million aggregate principal amount of Indebtedness at any one time.

Within 60 days after the occurrence of an Event of Default known to the trustee, the trustee is required to transmit notice thereof to the holders of the debt securities. Except in the case of a default in the payment of the principal of or interest on the debt securities, the trustee may withhold such notice if and so long as the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders of the debt securities.

If an Event of Default (other than the bankruptcy provision) occurs and is continuing with respect to a series of debt securities, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of and accrued but unpaid interest on all the debt securities of that series immediately due and payable. If a bankruptcy event occurs, the principal of and accrued and unpaid interest on all the debt securities shall become immediately due and payable without any declaration or other act on the part of the trustee or any holders of such debt securities. However, if prior to the entry of any judgment or decree for the accelerated amount, we shall pay or deposit with the trustee all principal and interest in arrears, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to waive all defaults and the consequences of having all principal payments due. This waiver will not, however, be operative as against nor impair any rights arising as a result of any subsequent Event of Default. The trustee will not be charged with knowledge of any Event of Default other than our failure to make principal and interest payments unless actual written notice thereof is received by the trustee.

The indenture contains provisions regarding limitations on the right to institute legal proceedings. No holder of debt securities of a series shall have the right to institute an action or proceeding for rights arising under the indenture unless:

(1)	such holder has given written notice of default to the trustee;

(2)	the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series shall have made a written request to the trustee to institute an action and offered the trustee such indemnification satisfactory to it;

(3)	the trustee shall have not commenced such action within 60 days of receipt of such notice and indemnification offer; and

(4)	no direction inconsistent with such request has been given to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, subject to applicable law, nothing shall prevent the holders of debt securities of a series from enforcing payment of the principal of or interest on their debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee, however, may refuse to follow such direction if the trustee determines that the action so directed may not lawfully be taken, or that the action so directed would be unduly prejudicial to the holders of the debt securities of a series not taking part in such action or that such action would involve the trustee in personal liability.

The indenture provides that, in case an Event of Default shall occur (which shall not have been cured or waived), the trustee will be required to use the degree of care a prudent person would use in the conduct of their own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they shall have offered the trustee security or indemnity satisfactory to it.

We will be required to furnish to the trustee annually a statement as to the fulfillment by us of all our obligations under the indenture.

Supplemental Indentures

We and the trustee may enter into supplemental indentures and indentures without the consent of any holders of debt securities with respect to specific matters, including:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for the assumption by a Successor of our obligations under the indenture in accordance with the provisions described above under “—Limitation on Mergers and Consolidations”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•

to add to the covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us or to add any additional events of default for the benefit of all or any series of debt securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of an indenture or any series of debt securities or to add to the rights of the holders of any series of debt securities; or

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any of the provisions of an indenture as necessary to provide for or facilitate the administration of the trusts by more than one trustee.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of each debt security affected:

•	changing the fixed maturity of principal or interest payments on the debt securities;

•	reducing the principal amount or reducing the rate of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities of any series the holders of which are required to consent to any amendment or waiver.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

Unless otherwise provided in the prospectus supplement, at any time, we may terminate all of our obligations under a series of debt securities and our obligations under an indenture with respect to that series of debt securities, or “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of a series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities.

In addition, unless otherwise provided in the prospectus supplement, at any time we may terminate with respect to any series of senior debt securities our and our Subsidiaries’ obligations under the covenants described under “—Covenants Applicable to Senior Debt Securities” or “covenant defeasance.”

We may exercise our legal defeasance option with respect to a series of senior debt securities notwithstanding the prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the debt securities of a series may not be accelerated because of an event of default with respect thereto. If we exercise our covenant defeasance option with respect to a series of senior debt securities, payment of the debt securities may not be accelerated because of an event of default specified in clause (4) under “—Events of Default” above due to a violation of covenants described under “—Covenants Applicable to Senior Debt Securities”.

In order to exercise either of our defeasance options as to debt securities of a series, we must irrevocably deposit in trust (the “defeasance trust”) with the trustee money or Governmental Obligations sufficient to pay all remaining principal and interest on the debt securities, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

COMMON STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that may be offered under this prospectus. This description summarizes certain provisions of our certificate of incorporation, by-laws and stockholder rights plan. For the complete terms of our common stock, please refer to our certificate of incorporation, bylaws and stockholder right plan that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus. You should read these documents, which may be obtained as described above under “Where to Find Additional Information.” The General Corporation Law of Delaware may also affect the terms of our common stock.

General

Our certificate of incorporation provides that we have authority to issue 265 million shares of our common stock, par value $0.10 per share. At September 30, 2011, there were 99.7 million shares of common stock issued and outstanding (net of shares held in treasury). In addition, as of that date, 1.5 million shares of common stock were issuable upon exercise of outstanding stock options, and additional shares of common stock were issuable upon the conversion of outstanding convertible securities. The outstanding shares of our common stock are fully paid and nonassessable.

Voting Rights

Each holder of common stock is entitled to attend all special and annual meetings of the stockholders and to vote upon any matter, including, without limitation, the election of directors. Holders of common stock are entitled to one vote per share.

Liquidation Rights

In the event of any dissolution, liquidation or winding up of us, whether voluntary or involuntary, the holders of common stock will be entitled to participate in the distribution of any assets remaining after we have paid all of our debts and liabilities and have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of dissolution, liquidation or winding up, the full preferential amounts, if any, to which they are entitled.

Dividends

Dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith when and as declared by the board. We have not historically paid dividends on our common stock. In addition, our credit facilities in effect from time to time may place certain limits on the payment of dividends.

Other Rights and Restrictions

The holders of common stock have no preemptive or subscription rights to purchase additional securities issued by us, nor any rights to convert their common stock into other of our securities or to have their shares of common stock redeemed by us. Our common stock is not subject to redemption by us. Our certificate of incorporation and by-laws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable.

Listing

Our common stock is listed on The New York Stock Exchange under the symbol “LH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Limitations of Director Liability

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Delaware law does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of directors to us and our stockholders to the full extent permitted by Delaware law. Specifically, directors are not personally liable for monetary damages to us or our stockholders for breach of the director’s fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

Indemnification

To the maximum extent permitted by law, our certificate of incorporation provides for mandatory indemnification of directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer. In addition, we must advance or reimburse directors and officers for expenses they incur in connection with indemnifiable claims. We also maintain directors’ and officers’ liability insurance.

Stockholder Rights Plan

We adopted a stockholder rights plan effective as of December 13, 2001 that provides that each share of common stock outstanding has one right attached. Each right entitles the holder to purchase from us one one-hundredth of a share of a new series of participating preferred stock at an initial purchase price of four hundred dollars (the “Purchase Price”). These rights will become exercisable and will detach from our common stock if any person becomes the beneficial owner of 15% or more of our common stock. In that event, each right will entitle the holder, other than the acquiring person, to purchase, for the Purchase Price, shares of our common stock having a value of twice the Purchase Price. The rights will expire on December 13, 2011, unless earlier exchanged or redeemed.

PREFERRED STOCK

The following description of our preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the preferred stock that may be offered under this prospectus. We will file a copy of the certificate of designations that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designations will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designations, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. For the complete terms of our preferred stock, in addition to the applicable certificate of designations, please refer to our certificate of incorporation and bylaws that are filed as exhibits to our reports incorporated by reference into the registration statement that includes this prospectus. The General Corporation Law of Delaware, as amended, may also affect the terms of our preferred stock.

General

We are authorized to issue 30 million shares of preferred stock, par value $.10 per share, of which no shares are issued and outstanding. The Board of Directors has the authority, without any further vote or action by the stockholders, to issue preferred stock in one or more series and to fix the number of shares, designations, relative rights (including voting rights), preferences and limitations of such series to the full extent now or hereafter permitted by Delaware law.

Preferred Stock That May Be Offered

Our board is authorized to issue the preferred stock in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the preferred stock, including:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption rights and terms of redemption; and

•	liquidation preferences.

Our board may fix the number of shares constituting any series and the designations of these series.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by a certificate of designations relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series; and

•	any or all other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions of the shares.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above is not complete. You should refer to the applicable prospectus supplement, certificate of incorporation and certificate of designations for complete information.

Voting Rights

The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designations.

Other

Our issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or other series of preferred stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock or other series of preferred stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that may be offered under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.

General

We may issue warrants for the purchase of our senior or subordinated debt securities, common stock or preferred stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with American Stock Transfer & Trust Company, or another bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. You should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if material, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants.

Before exercising our warrants, a holder of our warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash or other consideration specified in an applicable prospectus supplement the amount of debt securities, the number of shares of preferred stock and the number of shares of common stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as a warrant agent for more than one series of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire, securities in various private or other transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of shares of our common stock or other relevant securities beneficially owned by such selling securityholders that are covered by such prospectus supplement.

LEGAL MATTERS

Hogan Lovells US LLP, Baltimore, Maryland, will provide us with an opinion as to the legal validity of the securities offered hereby unless otherwise stated in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate, subject to future contingencies, of the fees and expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, if any.

SEC Registration Fee	$	(*)
Rating Agency Fees		(**)
Legal Fees and Expenses		(**)
Accounting Fees and Expenses		(**)
Printing and Engraving Expenses		(**)
Trustee’s Fees		(**)
Transfer Agent’s Fees		(**)
Blue Sky Fees and Expenses		(**)
Miscellaneous		(**)

Total:	$	(**)

(*)	Under SEC Rule 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.
(**)	Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable.

Item 15. Indemnification of Directors and Officers

As authorized by Section 145 of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”), each director and officer of the registrant may be indemnified by the registrant against expenses (including attorney’s fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending, or completed legal proceedings in which he/she is involved by reason of the fact that he/she is or was a director or officer of the registrant; provided that he/she acted in good faith and in a manner that he/she reasonably believed to be in or not opposed to the best interest of the registrant; and, with respect to any criminal action or proceeding, that he/she had no reasonable cause to believe that his/her conduct was unlawful. If the legal proceeding, however, is by or in the right of the registrant, the director or officer may not be indemnified in respect of any claim, issue, or matter as to which he shall have adjudged to be liable for negligence or misconduct in the performance of his duty to the registrant unless a court determines otherwise.

Section 102(b)(7) of the Delaware Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Article Fifth of the certificate of incorporation of the registrant provides that no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for any breach of his fiduciary duty as director; provided, however, that such clause shall not apply to any liability of a director (i) for any breach of such director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the provisions of Article VII of the registrant’s by-laws provide that the registrant shall indemnify persons entitled to be indemnified to the fullest extent permitted by the Delaware Corporation Law.

The registrant maintains policies of officers’ and directors’ liability insurance in respect of acts or omissions of current and former officers and directors of the registrant, its subsidiaries, and “constituent” companies that have been merged with the registrant.

Item 16. Exhibits

1.01	Form of Underwriting Agreement.**

4.01	Specimen of the registrant’s Common Stock Certificate (incorporated herein by reference to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, File No. 001-11353).

4.02	Amended and Restated Certificate of Incorporation of the registrant dated May 24, 2001 (incorporated herein by reference to the registrant’s Registration Statement on Form S-3, filed with the SEC on October 19, 2001, File No. 333-71896).

4.03	Amended and Restated By-Laws of the registrant dated March 25, 2008 (incorporated herein by reference to the registrant’s Current Report on Form 8-K, filed with the SEC on March 31, 2008, File No. 001-11353).

4.04	Rights Agreement dated December 13, 2001 between the registrant and American Stock Transfer & Trust Company, as rights Agent (incorporated herein by reference to the registrant’s Registration Statement on Form 8-A, filed with the SEC on December 21, 2001, File No. 001-11353).

4.05	Indenture dated November 19, 2010 between the registrant and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on November 19, 2010, File No. 001-11353).

4.06	First Supplemental Indenture dated November 19, 2010 between the registrant and U.S. Bank National Association, as trustee, including the form of the 2016 Notes (incorporated herein by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on November 19, 2010, File No. 001-11353).

4.07	Second Supplemental Indenture dated November 19, 2010 between the registrant and U.S. Bank National Association, as trustee, including the form of the 2020 Notes (incorporated herein by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed on November 19, 2010, File No. 001-11353).

4.08	Form of Subordinated Debt Security.**

4.09	Form of Subordinated Indenture (incorporated herein by reference to the registrant’s Registration Statement on Form S-3, filed with the SEC on December 5, 2008, File No. 333-155974).

4.10	Form of Certificate of Designations for shares of preferred stock.**

4.11	Form of Certificate of Preferred Stock.**

4.12	Form of Warrant Agreement (including form of warrant certificate).**

5.01	Opinion of Hogan Lovells US LLP.*

12.01	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the Quarterly period ended September 30, 2011, File No. 001-11353).

23.01	Consent of PricewaterhouseCoopers LLP.*

23.02	Consent of Hogan Lovells US LLP (included in Exhibit 5.01).*

24.01	Powers of Attorney.*

25.01	Statement of Eligibility of Trustee on Form T-1 for Senior Indenture.*

25.02	Statement of Eligibility of Trustee on Form T-1 for Subordinated Indenture.*

*	Filed herewith.
**	To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference in connection with the offering of offered securities, as appropriate.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, state of North Carolina, on December 9, 2011.

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:	/s/ WILLIAM B. HAYES
William B. Hayes Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December 9, 2011 by the following persons in the capacities indicated:

Name	Title

/s/ DAVID P. KING David P. King	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ WILLIAM B. HAYES William B. Hayes	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Kerrii B. Anderson	Director

* Jean-Luc Bélingard	Director

* N. Anthony Coles, Jr., M.D.	Director

* Wendy E. Lane	Director

* Thomas P. Mac Mahon	Director

* Robert E. Mittelstaedt, Jr.	Director

* Arthur H. Rubenstein, MBBCh	Director

* M. Keith Weikel, Ph.D.	Director

* R. Sanders Williams, M.D.	Director

*	The undersigned hereby signs this registration statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to powers of attorney filed with this registration statement.

By:	/s/ WILLIAM B. HAYES
William B. Hayes, Attorney-in-Fact

EXHIBIT INDEX

1.01	Form of Underwriting Agreement.**

4.01	Specimen of the registrant’s Common Stock Certificate (incorporated herein by reference to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, File No. 001-11353).

4.02	Amended and Restated Certificate of Incorporation of the registrant dated May 24, 2001 (incorporated herein by reference to the registrant’s Registration Statement on Form S-3, filed with the SEC on October 19, 2001, File No. 333-71896).

4.03	Amended and Restated By-Laws of the registrant dated March 25, 2008 (incorporated herein by reference to the registrant’s Current Report on Form 8-K, filed with the SEC on March 31, 2008, File No. 001-11353).

4.04	Rights Agreement dated December 13, 2001 between the registrant and American Stock Transfer & Trust Company, as rights Agent (incorporated herein by reference to the registrant’s Registration Statement on Form 8-A, filed with the SEC on December 21, 2001, File No. 001-11353).

4.05	Indenture dated November 19, 2010 between the registrant and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on November 19, 2010, File No. 001-11353).

4.06	First Supplemental Indenture dated November 19, 2010 between the registrant and U.S. Bank National Association, as trustee, including the form of the 2016 Notes (incorporated herein by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on November 19, 2010, File No. 001-11353).

4.07	Second Supplemental Indenture dated November 19, 2010 between the registrant and U.S. Bank National Association, as trustee, including the form of the 2020 Notes (incorporated herein by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed on November 19, 2010, File No. 001-11353).

4.08	Form of Subordinated Debt Security.**

4.09	Form of Subordinated Indenture (incorporated herein by reference to the registrant’s Registration Statement on Form S-3, filed with the SEC on December 5, 2008, File No. 333-155974).

4.10	Form of Certificate of Designations for shares of preferred stock.**

4.11	Form of Certificate of Preferred Stock.**

4.12	Form of Warrant Agreement (including form of warrant certificate).**

5.01	Opinion of Hogan Lovells US LLP.*

12.01	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the Quarterly period ended September 30, 2011, File No. 001-11353).

23.01	Consent of PricewaterhouseCoopers LLP.*

23.02	Consent of Hogan Lovells US LLP (included in Exhibit 5.01).*

24.01	Powers of Attorney.*

25.01	Statement of Eligibility of Trustee on Form T-1 for Senior Indenture.*

25.02	Statement of Eligibility of Trustee on Form T-1 for Subordinated Indenture.*

*	Filed herewith.
**	To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference in connection with the offering of offered securities, as appropriate.